UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2009

LEGEND MEDIA, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-138479	87-0602435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9663 Santa Monica Blvd. #952
Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

(310) 933-6050
(Registrant's telephone number, including area code)

9663 Santa Monica Blvd. #952
Beverly Hills, CA, 90210
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entries into Certain Material Agreements.

Considering the potential business opportunities available and the likelihood that certain radio business would continue to cause negative cash flow in the near future due to the global economic depression, the management believe that it’s for the best interest of the Company to restructure its current business assets and formulate a tailored business plan in response to the global and domestic economic changes, including (i) the disposal of FM90.5 and FM107.1 radio business and (ii) the assignment of FM92.5 and FM95.5 radio business to BJ YSLD (as defined below).

1. Termination Agreement with respect to the Radio Frequency FM90.5 and FM107.1

On July 20, 2009, Beijing Maihesi International Advertising Co., Ltd. ("Maihesi"), a company organized in the People’s Republic of China and an affiliate of Legend Media, Inc. (the "Company"), entered into an agreement (the “Termination Agreement”) with Beijing Guoguang Guangrong Advertising Co., Ltd. (“Guoguang”), pursuant to which Maihesi and Guoguang agreed to terminate (i) the Exclusive Advertising Rights Agreement dated May 5, 2008 by and between Maihesi and Guoguang, under which Maihesi was originally granted the exclusive right to market and sell all broadcast advertising in connection with the frequency FM90.5 of China Radio International in Beijing (the “Beijing Agency Agreement”), and (ii) the Exclusive Advertising Rights Agreement dated August 4, 2008 by and between Maihesi and Guoguang, under which Maihesi was originally granted the exclusive right to market and sell all broadcast advertising in connection with the frequency FM107.1 of China Radio International in Shenzhen (the “Shenzhen Agency Agreement”, collectively with the Beijing Agency Agreement, the “Agency Agreements”).

According to the Termination Agreement, (i) Maihesi or its affiliate shall pay Guoguang RMB1,150,000 (which, as of the date hereof, equal to approximately USD168,335) on or prior to July 21, 2009 as compensation for the early termination of the Beijing Agency Agreement, (ii) Maihesi agrees to forsake the deposits in the amount of RMB2,760,000 and RMB1,050,000 under the Beijing Agency Agreement and Shenzhen Agency Agreement, respectively (which, as of the date hereof, equal to approximately USD404,005 and 153,698 respectively), (iii) Guoguang agrees to forsake the accrued cost for the advertising minutes payable to Guoguang (approximately RMB3,415,399.98, which, as of the date hereof, equal to approximately USD499,941), and (iv) both Maihesi and Guoguang agree to waive any claims and refrain from initiating any legal proceedings against the other party arising from or in connection with the terminated Agency Agreements. In addition, the Termination Agreement contains other covenants, agreements and default and confidentiality provisions that the reader is encouraged to review.

2.  Business Assignment with respect to the Radio Frequency FM95.5 and FM92.5.

Atis (as defined below) used to have existing agreements with Tianjin Yinse Lingdong Advertising Co., Ltd. ("TJ YSLD"), a company organized in the People’s Republic of China and an affiliate of the Company, with respect to the exclusive right to market and sell all broadcast advertising in connection with the frequency FM92.5 and FM95.5 of China National Radio Station Music Radio in Tianjin and Xi’ an, respectively. To optimize the operations of the Company and save administrative expenses, the management determines to cause such agreements be assigned to BJ YSLD.

Beijing Yinse Lingdong Advertising Co., Ltd. ("BJ YSLD"), a company organized in the People’s Republic of China and an affiliate of the Company, entered into a cooperation agreement (the “FM95.5 Agency Agreement”) with Beijing Atis Advertising Co., Ltd. (“Atis”), a company organized in the People’s Republic of China, pursuant to which (i) BJ YSLD is granted exclusive right to market and sell all broadcast advertising in connection with the frequency FM95.5 of China National Radio Station Music Radio in Xi’an for a term commencing from June 16, 2009 and ending on December 31, 2010; (ii) the annual cost for the advertising minutes in the year of 2009 and 2010 is RMB595,835 and RMB1.1 million respectively (which, as of the date hereof, equal to approximately USD87,217 and USD161,016, respectively); (iii) BJ YSLD has the right of first refusal to renew the FM 95.5 Agency Agreement upon expiration; and (iv) BJ YSLD is required to deposit RMB356,667 (which, as of the date hereof, equal to approximately USD52,208). In addition, the FM95.5 Agency Agreement contains other covenants, agreements and default and confidentiality provisions that the reader is encouraged to review.

BJ YSLD entered into a cooperation agreement (the “FM92.5 Agency Agreement”) with Atis, pursuant to which (i) BJ YSLD is granted exclusive right to market and sell all broadcast advertising in connection with the frequency FM92.5 of China National Radio Station Music Radio in Tianjin for a term commencing from June 15, 2009 and ending on December 31, 2010; (ii) the 12-month period cost for advertising minutes is RMB2.5 million (which, as of the date hereof, equal to approximately USD365,946); (iii) BJ YSLD has the right of first refusal to renew the FM 92.5 Agency Agreement upon expiration; and (iv) BJ YSLD is required to deposit RMB500,000 (which, as of the date hereof, equal to approximately USD73,189). In addition, the FM92.5 Agency Agreement contains other covenants, agreements and default and confidentiality provisions that the reader is encouraged to review.

The foregoing descriptions of the Termination Agreement, the FM92.5 Agency Agreement and the FM 95.5 Agency Agreement are qualified in their entirety by reference to the complete documents, copies of which are filed as Exhibit 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.
The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated here in by reference.

Item 8.01 Other Events

Upon the termination of Agency Agreements and the said assignments, neither Maihesi nor TJ YSLD has any substantial business left. To optimize the business operations and save administrative expenses, the Company has terminated the related VIE agreements on August 15, 2009 and intends to dissolve Legend Media (Beijing) Consulting Co., Ltd. in due course, which is a party to the said VIE agreements with TJ YSLD. The management is in the process of completing the said dissolution.

The information contained in this Item 8.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statement and Exhibits

Pursuant to the disposal of FM90.5 and FM107.1 radio advertising assets, the Company has (i) incurred an additional payment obligation in the amount of RMB1,150,000; (ii) forsaken the deposits in the amount of RMB2,760,000 and RMB1,050,000 respectively; (iii) been forgiven for the accrued cost for advertising minutes approximately RMB3,415,399.98 and (iv) written off the goodwill (approximately USD1.1 million reflected on the current financial statements) to comply with generally accepted accounting principles. As of the date hereof, the Company has approximately USD1.05 million outstanding purchase price in connection with certain acquisitions payable to Mr. Baochun Ju.

Although inherently speculative and not to be relied upon at the time of their original issuance, all previously announced financial guidance and projections are hereby withdrawn as the Company believes they may not be accurate or achievable based upon recent developments. The Company intends to issue revised guidance and projections in the near future.

(d)	Exhibits.

Exhibit #	Description
10.1	Termination Agreement
10.2	FM 92.5 Agency Agreement
10.3	FM 95.5 Agency Agreement
 * Incorporated herein by reference to the Company's Current Report on Form 8-K filed with the SEC on September 2, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGEND MEDIA, INC.

Date:September 2, 2009	By:	/s/ Baochun Ju
Baochun Ju
Chief Executive Officer